UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CITIZENS COMMUNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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CITIZENS COMMUNITY BANCORP, INC.
2174 EASTRIDGE CENTER
EAU CLAIRE, WISCONSIN 54701
Notice of Annual Meeting of Stockholders
to be held on June 6, 2019
The Annual Meeting of Stockholders of Citizens Community Bancorp, Inc., a Maryland corporation (the “Company” or “Citizens”), will be held at the Holiday Inn Eau Claire located at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Thursday, June 6, 2019, at 4:00 p.m. local time, for the following purposes:

1.	To elect Stephen Bianchi, James Lang and James Moll to serve on our Board of Directors, each for a three-year term.
2.	To approve the ratification of the appointment of Baker Tilly Virchow Krause, LLP as Citizens’ independent registered public accounting firm for the fiscal year ending December 31, 2019.
3.	To approve a non-binding advisory proposal on executive compensation.
4.	To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Maryland corporation at their Annual Meeting.
Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on April 5, 2019 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
Whether or not you plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. Your vote is important to ensure that a majority of our stock is represented. The prompt return of proxy cards will save the Company the expense of further requests for proxies to ensure a quorum at the meeting. If you send in your proxy card, you may still decide to attend the annual meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the annual meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.
If you have any questions or require assistance with voting your proxy card, please contact our proxy solicitor Regan & Associates at 800-737-3426.

By order of the Board of Directors
Stephen M. Bianchi, President and Chief Executive Officer, Chairman of the Board
Eau Claire, Wisconsin
April 15, 2019

CITIZENS COMMUNITY BANCORP, INC.
2174 EASTRIDGE CENTER
EAU CLAIRE, WISCONSIN 54701
Proxy Statement for the 2019 Annual Meeting of Stockholders
to be Held on June 6, 2019
Important Notice Regarding the Availability of Proxy Materials for the
2019 Annual Meeting of Stockholders to be Held on June 6, 2019:
The Notice of Annual Meeting, this Proxy Statement and the Accompanying Annual Report are Available on the Internet at: https://www.cstproxy.com/ccf/2019
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Citizens Community Bancorp, Inc. (the “Company” or “Citizens”) of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of Citizens for the purposes set forth in the accompanying Notice of Annual Meeting to be held at the Holiday Inn Eau Claire located at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Thursday, June 6, 2019, at 4:00 p.m. local time, and any adjournments thereof. Only stockholders of record at the close of business on April 5, 2019 will be entitled to notice of and to vote at the Annual Meeting.
Our principal executive offices are located at 2174 EastRidge Center, Eau Claire, Wisconsin 54701. It is expected that this Proxy Statement and the form of Proxy will be mailed to stockholders on or about April 15, 2019.
GENERAL INFORMATION
Proxies and Voting Procedures
Stockholders can vote by completing and returning a proxy card in the form accompanying this Proxy Statement or, if shares are held in “street name,” by completing a voting instruction form provided by your broker.
The shares represented by each validly executed proxy received by Citizens or its authorized agents in time will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are specified in a signed proxy returned to Citizens, the shares represented thereby will be voted FOR the election of the directors listed in the enclosed proxy card, FOR the ratification of Baker Tilly Virchow Krause, LLP as Citizens’ independent registered public accounting firm for the fiscal year ending December 31, 2019, and FOR the approval of the non-binding advisory proposal on executive compensation. If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. As of the date of printing of this Proxy Statement, we do not know of any other matters that are to be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment.
Stockholders may revoke proxies at any time before it is voted by giving us written notice or by a later executed proxy submitted by mail. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by Citizens. Solicitation will be made primarily by use of the mail; however, some solicitation may be made by our employees, without additional compensation, by telephone, by facsimile or in person. We have also retained Regan and Associates to assist us with the solicitation of proxies for the Annual Meeting for a fee of not less than $8,000 plus a reasonable amount to cover the expenses of such solicitation firm.

Stockholders Entitled to Vote
Citizens common stock, $0.01 par value per share (the “Common Stock”), is the only class of voting security of the Company. Only stockholders of record at the close of business on April 5, 2019 will be entitled to notice of and to vote at the Annual Meeting. On the record date, we had outstanding 10,990,033 shares of our Common Stock, entitled to one vote per share.
Quorum; Required Vote
Stockholders holding a majority of the shares of Common Stock entitled to vote at the Annual Meeting, either present in person or by proxy, shall constitute a quorum with respect to the meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting by stockholders present in person or by proxy, meaning that the three individuals receiving the largest number of votes will be elected as directors. The ratification of the appointment of the independent registered public accounting firm and the non-binding advisory proposal on executive compensation each require the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker nonvotes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count as present for purposes of determining quorum, but will not be counted as votes cast with regard to the election of directors or any other proposal. The Inspector of Election appointed by our Board of Directors will count the votes and ballots.
Certain shares of our issued and outstanding Common Stock are held by participants in our 401(k) Profit Sharing Plan (the “401(k) Plan”). If you hold shares of our Common Stock in the 401(k) Plan, the trustee for the 401(k) Plan will vote the shares you hold through the plan as you direct. We will provide plan participants who hold Common Stock through the 401(k) plan with forms on which participants may communicate their voting instructions. In the event that a 401(k) Plan participant fails to give timely voting instructions to the trustee of the 401(k) Plan with respect to the voting of shares of our Common Stock at the Annual Meeting that are allocated to the participant in the 401(k) Plan, then the trustee shall vote such shares in such manner as directed by the Plan Administrator.

PROPOSAL 1:
ELECTION OF DIRECTORS
It is intended that shares represented by proxies in the enclosed form will be voted FOR the election of Stephen Bianchi, James Lang and James Moll to serve as directors for a three year term. Our Board of Directors is divided into three classes, with the term of office of each class ending in successive years. Accordingly, three directors are to be elected at the Annual Meeting to serve as Class I directors for a term of three years expiring at our annual meeting of stockholders in 2022. The continuing directors, the Class II and Class III directors, will serve until the annual meetings of stockholders in 2020 and 2021, respectively, and until their successors are duly elected and qualified.
As indicated below, the persons nominated by our Board of Directors are incumbent directors. We anticipate that the nominees for election as directors will be candidates when the election is held. However, if any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by our Board of Directors, will have discretionary authority to select and vote for substituted nominees (except where the proxy withholds authority with respect to the election of directors). As noted above, our directors are elected by a plurality of the votes cast by holders of our Common Stock, which means the individuals who receive the largest number of votes cast by holders of the Common Stock entitled to vote in the election of directors are elected as directors up to the maximum number of directors (three in the case of the Annual Meeting) to be chosen at the Annual Meeting.
Information with Respect to Nominees and Continuing Directors
Below is information as of the date of this Proxy Statement about each nominee for election to our Board of Directors at the Annual Meeting and each director whose term continues after the Annual Meeting. The information presented includes information each nominee or continuing director has given Citizens about his or her age, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. The information presented also includes a description for each director of the specific experience, qualifications, attributes and skills that led to the conclusion that he or she should serve as a director. Our Governance and Nomination Committee regularly evaluates the mix of experience, qualifications, attributes and skills of the Company’s directors using a matrix of areas that the Committee considers important for Citizens’ business. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led the Governance and Nomination Committee to the conclusion that the nominee should serve or continue to serve as a director, the Governance and Nomination Committee also considered the qualifications and criteria described below under “Corporate Governance Matters - Director Nominations” with the objective of creating a complementary mix of directors.
Board of Directors Recommendation
The Board of Directors recommends a vote FOR the election of Stephen Bianchi, James Lang and James Moll to serve as directors of Citizens for a three year term.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since (1)
Nominees for election at the Annual Meeting (Class I):
STEPHEN M. BIANCHI	55	2017
Mr. Bianchi has served as a member of our Board since May 2017 and was appointed as Chairman of the Board in October 2018. Mr. Bianchi has served as President and Chief Executive Officer of the Company and President and a director of Citizens Community Federal N.A., the Company's wholly owned subsidiary (the "Bank"), since June 2016. Mr. Bianchi served as President and Chief Executive Officer of HF Financial Corp. and Home Federal Bank, both based in Sioux Falls, South Dakota from October 2011 through May 2016. Mr. Bianchi was a member of the board of directors of Home Federal Bank. Mr. Bianchi also served in several senior management positions at Wells Fargo Bank and Associated Bank prior to his employment with HF Financial Corp. and Home Federal Bank. Mr. Bianchi holds an MBA from Providence College and a B.S. in Finance from Providence College and has over 30 years of banking experience. Among other qualifications, Mr. Bianchi brings to the Board extensive executive leadership.

JAMES R. LANG	76	2012
Mr. Lang has served as a member of our Board since November 2012. Mr. Lang has over 40 years of leadership experience in the financial service and manufacturing industries with an emphasis on strategic realignment, revenue enhancement, mergers and acquisitions and financial performance. Mr. Lang has been the owner and President of Advantech Manufacturing, Inc., a company engaged in the business of manufacturing products for the dry particle sizing industry, since April 1998. Additionally, Mr. Lang has held several executive positions at Firstar Bank. Most recently serving as Chairman, President and Chief Executive Officer at Firstar Bank Iowa, NA from April 1991 to April 1996. Mr. Lang is a member of the Compensation Committee of our Board of Directors. Mr. Lang brings to the Board substantial experience in the banking industry and extensive leadership experience, all of which led to the conclusion that he should serve as a director of Citizens.

JAMES D. MOLL	68	2017
Mr. Moll has served as a member of our Board since January 2018. Mr. Moll served as the Chief Financial Officer of Wells Financial Corp. (Wells) and its subsidiary, Wells Federal Bank from 1995 to 2016 and served as the Chief Executive Officer and President of Wells from 2015 until August of 2017 when the sale of Wells to the Company was completed. Mr. Moll also served on the Board of Directors of Wells from 2013 until the completion of the sale of the company in 2017. Mr. Moll holds a B.A. in Economics from St. John’s University, Collegeville, MN and a B.S. in Accounting from Minnesota State University, Mankato, MN. Mr. Moll is a Certified Public Accountant. Mr. Moll is a member of the Risk Oversight Committee of our Board. Mr. Moll brings substantial experience in the banking industry and extensive leadership experience, all of which led to the conclusion that he should serve as a director of Citizens.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since (1)
Incumbent Directors: Class II Directors - Terms Expiring 2020
RICHARD MCHUGH	76	1985
Mr. McHugh has served as a member of our Board since 1985 and has served as Lead Director since October 2018. Prior to being appointed as Lead Director, Mr. McHugh served as the Chairman of our Board since 1988. Neither the Chairman of the Board nor the Lead Director positions are considered one of our officers or employees. Mr. McHugh has been the majority owner and President of Choice Products USA, LLC for the past 35 years. Choice Products is engaged in the national distribution of products for the fundraising industry. Mr. McHugh is also a managing partner and an owner of Choice Commercial LLC, which specializes in leasing & storage handling of products. Mr. McHugh is the Governance and Nomination Committee chair and a member of the Audit Committee of our Board. The Board benefits from Mr. McHugh’s leadership and business acumen in the Eau Claire community, as well as his tenure on the Board of Directors and in-depth knowledge of our business.

MICHAEL L. SWENSON	68	2011
Mr. Swenson has served as a member of our Board since May 2011. Prior to his retirement in 2012, Mr. Swenson was the President and CEO of Northern States Power Company - Wisconsin (an Xcel Energy Company and an electric and natural gas utility holding company) in Eau Claire, Wisconsin and had served as an engineer in various executive roles with Xcel Energy for over a decade. Mr. Swenson is the Compensation Committee chair and a member of the Governance and Nomination Committee of our Board. The Board benefits from Mr. Swenson’s executive and leadership expertise all of which led to the conclusion that he should serve as a director of Citizens.

FRANCIS E. FELBER	66	2017
Mr. Felber has served as a member of our Board since September 2017. Mr. Felber brings over 40 years of experience in the agricultural industry to the Board. His career includes time at the Minneapolis Grain Exchange as a grain merchant and merchandised grain on the Chicago Board of Trade. In 1975, Mr. Felber joined his family’s feed and grain country elevator in southern Minnesota and worked there until it was sold in 1982. He remained in the grain, feed and agronomy business until he joined Jerome Foods, Inc. (Jennie-O Turkey Store, Inc.) in 1990 to manage the Feed Ingredient Purchasing Department. In 2007, Mr. Felber founded Ag Risk Managers Insurance Agency LLC, which specializes in the risk management of crops and livestock. Mr. Felber is a member of the Governance and Nomination Committee of our Board. Mr. Felber brings to the Board substantial experience in the agricultural industry and extensive leadership experience, all of which led to the conclusion that he should serve as a director of Citizens.

Incumbent Directors: Class III Directors - Terms Expiring 2021
KRISTINA M. BOURGET	54	2018
Ms. Bourget has served as a member of our Board since March 2018. Ms. Bourget has practiced law for over 25 years in Eau Claire, Wisconsin. She is currently Vice President and General Counsel at Wisconsin Independent Network (WIN) where she has been employed since 2015. From 2013 to 2015, Ms. Bourget served as circuit court judge in Eau Claire County, Wisconsin. From 2010 until she was appointed to the bench, she was a stockholder at Bourget Law where she focused on trademark and business matters. From 1998 to 2009, Ms. Bourget served as corporate counsel at Xcel Energy where she was responsible for a wide variety of legal issues. From 1991 to 1997, Ms. Bourget practiced law with Kelly & Ryberg. Ms. Bourget graduated from the University of Wisconsin Law School (cum laude and Order of the Coif) and holds a BBA in Finance and a minor in Accounting from the University of Wisconsin-Eau Claire. Ms. Bourget is the Risk Oversight Committee chair and is a member of the Audit Committee and Compensation Committee of our Board. Ms. Bourget brings to the Board brings to the Board of Directors professional experience related to corporate law, leadership experience, and a financial background, all of which lead to the conclusion she should serve as a director of Citizens.

TIMOTHY L. OLSON	59	2018
Mr. Olson has served as a member of our Board since March 2018. Mr. Olson is Developer/Co-owner of Arrowhead Properties, LLC and former Vice President of Finance/Co-owner of Royal Construction, Inc., a commercial general contractor/construction management firm in Eau Claire, from 1999 until 2015. Mr. Olson earned his BA and MBA from UW-Eau Claire and has been licensed as a CPA in Wisconsin since 1983. Over the past 23 years, Mr. Olson has been involved in the development and financial management and ownership of a multitude of commercial & multi-family real estate properties in northwest Wisconsin. He also has served as Board Chair for the Eau Claire Chamber of Commerce. Mr. Olson is the Audit Committee Chair. The Board benefits from Mr. Olson's leadership and business acumen in the Eau Claire community and his qualification as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the "SEC").

(1)	Includes service as a director of Citizens Community Federal National Association (the "Bank") and its predecessors.

DIRECTOR COMPENSATION
General Information
Non-employee directors received cash compensation and equity-based compensation retainers for their service on our Board of Directors. For fiscal 2018, each of our non-employee directors, except our Chairman, received an annual retainer consisting of $12,000 cash and $7,000 of a restricted stock award, pro-rated based on length of service, and our non-employee Chairman received an annual retainer of $25,000. Additionally, each non-employee director received $1,000 for each Board meeting attended. Directors are members of our Compensation Committee, Audit Committee, Risk Oversight Committee and Governance and Nomination Committee, as well as Board Member Representatives of our Asset Liability Committee and Credit Committee. In fiscal 2018, the chairman of each of these Committees received an additional $1,000 per meeting for attendance at each Committee meeting, and each member, other than the chairman, received $500 for attendance at each Committee meeting.
For the 2018 transition period and fiscal 2019, we changed our non-employee director compensation to include a greater proportion of equity-based compensation. The annual retainer is paid in the form of restricted stock awards. The annual retainer awards for a twelve month period are in the amount of $25,000 for the Lead Director or non-employee Chairman and $19,000 for each other non-employee director. The retainer awards for the 2018 transition period and fiscal 2019 were paid in one restricted stock award for the cumulative fifteen month period at 125% of the annual retainer amount, and there will not be another annual retainer award for fiscal 2019. Non-employee directors will continue to receive cash compensation of $1,000 for each Board meeting attended. The chairman of each Committee will receive an additional $1,000 per meeting for attendance at each Committee meeting, and each member other than the chairman receives $500 for attendance at each Committee meeting. The annual retainer restricted stock awards awarded for fiscal 2019 included awards for the transition period from October 1, 2018 to December 31, 2018.

Director Compensation
The following table summarizes the director compensation for all of our non-employee directors for the 2018 transition period from October 1, 2018 to December 31, 2018 and fiscal 2018 (as also reported on our Form 10-K filed with the SEC on December 10, 2018).

Name	Period	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Kristina Bourget (3)	TP 2018	$7,000	$23,744	$—	$30,744
	FY 2018	11,500	9,499	—	20,999
Francis E. Felber	TP 2018	6,000	23,744	—	29,744
	FY 2018	38,500	7,004	—	45,504
James R. Lang	TP 2018	5,500	23,744	—	29,244
	FY 2018	49,500	7,004	—	56,504
Richard McHugh	TP 2018	5,500	31,244	—	36,744
	FY 2018	42,000	7,004	—	49,004
James D. Moll (4)	TP 2018	7,000	23,744	—	30,744
	FY 2018	27,500	5,250	—	32,750
Tim Olson (3)	TP 2018	5,500	23,744	—	29,244
	FY 2018	15,000	9,499	—	24,499
Mike Swenson	TP 2018	6,000	23,744	—	29,744
	FY 2018	38,000	7,004	—	45,004
David B. Westrate (5)	TP 2018	—	—	—	—
	FY 2018	19,000	3,495	—	22,495
Brian R. Schilling (5)	TP 2018	—	—	—	—
	FY 2018	17,500	3,495	—	20,995
Timothy A. Nettesheim (6)	TP 2018	—	—	—	—
	FY 2018	9,000	—	—	9,000

(1)
The amount in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the annual restricted stock awards, which vest in full at the end of the 2019 fiscal year, subject to pro-rata vesting for a termination of service on the Board other than for cause. Restricted stock awards made during the 2018 transition period consist of awards for the cumulative fifteen month period for the 2018 transition period and fiscal 2019.

(2)	Annual restricted stock awards vest in full at the end of the then-current fiscal year, subject to pro-rata vesting for a termination of service on the Board other than for cause.

(3)	Mr. Olson and Ms. Bourget were elected to the Board of Directors in March 2018.

(4)	Mr. Moll began serving on our Board of Directors in January 2018.

(5)	Messrs. Schilling’s and Westrate’s terms on the Board of Directors expired in March 2018.

(6)	Mr. Nettesheim resigned from our Board of Directors effective January 1, 2018.

DIRECTORS’ MEETINGS AND COMMITTEES
Directors and Director Attendance
Our Board of Directors held 5 meetings during the 2018 transition period and 18 times in fiscal 2018, and during the 2018 transition period and fiscal 2018 all of our directors attended at least 75% of the meetings of our Board of Directors and the committees thereof on which they served.
Executive sessions or meetings of outside (non-management) directors without management present are included on the agenda for each regularly scheduled Board of Directors meeting for a general discussion of relevant subjects. During the 2018 transition period, the outside directors met in executive session at least two times, and in fiscal 2018, the outside directors met in executive session at least two times in accordance with the requirements of the NASDAQ Stock Market (“NASDAQ”). The committees of our Board of Directors consist of the Audit Committee, the Compensation Committee, the Governance and Nomination Committee

and the Credit Committee. The chart below identifies our directors that serve on each of these committees as of the date of this Proxy Statement, along with the number of meetings held by each committee during the 2018 transition period and fiscal 2018:

	Audit	Compensation	Governance & Nomination	Risk Oversight
Number of Meetings:
TP 2018	1	1	-	1
FY 2018	6	6	4	2
Name of Director:
Stephen M. Bianchi
Richard McHugh	X		X*
Kristina Bourget	X	X		X*
Francis E. Felber			X
James R. Lang		X
James D. Moll				X
Timothy Olson	X*
Michael L. Swenson		X*	X
X = committee member; * = committee chairman
Audit Committee
The Audit Committee is responsible for assisting our Board of Directors with oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; (4) the performance of our internal accounting function and independent auditors; and (5) preparing the Audit Committee Report required to be included in this Amendment. Our Audit Committee has the direct authority and responsibility to appoint, compensate, oversee and where appropriate, replace or retain the independent auditor, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Exchange Act.
Each member of our Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. Our Board of Directors has determined that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board of Directors has determined that Mr. Olson qualifies as an “audit committee financial expert” based on his work experience and duties as a vice president of finance and co-owner of businesses and his education and qualification as a certified public accountant.
Our directors that serve as members of our Audit Committee are Ms. Bourget and Messrs. McHugh and Olson. On January 24, 2019, Mr. Olson assumed the role as Audit Committee Chair and Mr. Moll ceased to be a member of the Audit Committee. Based on the review described below under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent under applicable standards and rules of NASDAQ and the SEC.
Compensation Committee
The Compensation Committee, in addition to such other duties as may be specified by our Board of Directors, (1) determines the compensation levels of our Chief Executive Officer and other executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation; (2) reviews and makes recommendations to our Board of Directors with respect to bank wide incentive compensation plans and equity-based plans; and (3) reviews and makes recommendations to our Board of Directors with respect to the compensation of our outside directors. The Compensation Committee also administers our restricted stock, stock option and other stock incentive plans.
Many key compensation decisions are made during the first quarter of the fiscal year as the Compensation Committee meets to: (1) review performance for the prior year under our cash bonus plan for executive officers and senior managers, (2) determine awards under our 2018 Equity Incentive Plan, and (3) set compensation targets and objectives for the coming year. However, our Compensation Committee also views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action.
Our directors that serve as members of our Compensation Committee are Ms. Bourget, Messrs. Lang and Swenson. On January 24, 2019, Mr. Lang joined the Compensation Committee and Mr. Moll ceased to be a member of the Compensation Committee. As such, Mr. Moll attended meetings of the Compensation Committee during the 2018 transition period and fiscal 2018. Based on the review described below under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Compensation Committee is independent, is a non-employee director and is an outside director under the applicable standards and rules of NASDAQ, the SEC and the Internal Revenue Service, respectively.
Governance and Nomination Committee
The Governance and Nomination Committee is responsible for assisting our Board of Directors by: (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending to our Board of Directors nominees for election to the Board at the annual meeting of stockholders; (3) developing and recommending to our Board of Directors a set of corporate governance principles applicable to Citizens and generally taking a leadership role in shaping the corporate governance of Citizens; and (4) assisting our Board of Directors in assessing director performance and the effectiveness of the Board of Directors as a whole.
Our directors that serve as members of our Governance and Nomination Committee are Messrs. Felber, McHugh and Swenson. Based on the review described below under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Governance and Nomination Committee is independent under the applicable standards and rules of NASDAQ.
Risk Oversight Committee
The Risk Oversight Committee is appointed by the Board of Directors and assists the Board in fulfilling its risk oversight duties and responsibilities. The Risk Oversight Committee is responsible for assisting our Board of Directors by: (1) reviewing, assessing and making recommendations to the Board regarding material issues, trends and circumstances that affect enterprise risks; (2) reviewing and assessing managements risk identification procedures, risk mitigation plans and risk management and control systems; and (3) working in concert with other Board committees to ensure that the Board's risk oversight responsibilities are exercised in an integrated and coordinated manner.
Our directors that serve as members of our Risk Oversight Committee are Ms. Bourget and Mr. Moll. Based on the review described below under "Corporate Governance Matters - Director Independence," our Board of Directors has determined that each member of the Risk Oversight Committee is independent under the applicable standards and rules of NASDAQ.
Charters of Committees
The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee and Governance and Nomination Committee. Citizens maintains a website at www.ccf.us. Citizens makes available on its website, free of charge, copies of each of these charters. Citizens is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.
CORPORATE GOVERNANCE MATTERS
Director Independence
Our Board of Directors is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ. Our Board of Directors has reviewed the independence of our directors and the nominees for election to the Board at the Annual Meeting under the applicable standards of NASDAQ. Based on this review, our Board of Directors determined that each of the following directors is independent under those standards:

(1) Richard McHugh	(5) James D. Moll
(2) Kristina M. Bourget	(6) Timothy L. Olson
(3) Francis E. Felber	(7) Michael L. Swenson
(4) James R. Lang
In addition, the Board has determined that (i) each member of our Audit Committee is independent as defined in Exchange Act Rule 10A-3 and (ii) each member of our Compensation Committee is an independent director and is a non-employee director under the applicable standards and rules of NASDAQ and the SEC, respectively.
Board Leadership Structure
In October 2018, the Board of Directors determined that it would serve our best interests and the best interests of our stockholders to appoint Mr. Bianchi to hold the position Chairman of the Board of Directors. Stephen M. Bianchi has served as the Chief

Executive Officer of Citizens since June 2016. In connection with this appointment, Mr. McHugh was appointed as the lead independent director, or “Lead Director,” by the independent directors. Richard McHugh served as the Chairman of the Board since 1988 and is an independent director under the applicable standards of the NASDAQ. The Board believes that this leadership structure is appropriate at this time given Mr. Bianchi’s ability to provide unified leadership for the Company, promote the development and implementation of corporate strategy, and contribute to a more efficient and effective board as both the Chairman and Chief Executive Officer. The Board determined that the combined leadership by our Chief Executive Officer, our experienced Lead Director and our other independent directors facilitates the processes and controls that support a strong and independent Board and strengthens the cohesiveness and effectiveness of the Board as a whole.
Also in October 2018, the Board of Directors adopted Corporate Governance Guidelines which establish the position of Lead Director in the event the positions of Chairman and Chief Executive Officer are held by the same person. Under our Corporate Governance Guidelines, the Lead Director will:

1.
Preside at meetings of the Board at which the Chairman is not present, including the executive sessions of the independent members of the Board, and provide feedback to the Chairman and other senior executives, as appropriate, from such executive sessions of the independent directors.

2.
Serve as the principal liaison between the independent directors and the Chairman on Board issues, and facilitate timely communication between the CEO and the Board, without impeding or replacing direct communication between the Chairman and other directors.

3.	Collaborate with the Chairman to approve the schedules and agendas for meetings of the Board.

4.	Call meetings of the independent directors of the Company and set the agendas for such meetings; and brief the Chairman on issues arising out of such meetings.

5.	Recommend to the Governance and Nomination Committee selections for the membership and chairman positions for each Board committee.

6.	Respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Director or the independent directors as a group.

7.	Be authorized to communicate directly with and retain outside advisors and consultants to the Board regarding Board-wide issues.

8.	As requested by the Chairman of the Governance and Nomination Committee, participate in interviews for nominees to the Board.

9.	Provide his or her unique perspective, as Lead Director, in connection with the annual formal evaluation by the Compensation Committee of the CEO’s performance.

10.
Receive notice of all committee meetings and have the ability to attend and observe (in an ex officio capacity) from time to time committee meetings where appropriate to facilitate the execution of the Lead Director’s duties.

11.	Perform such other duties as the Board may from time to time delegate to the Lead Director.
The Board’s Role in Risk Oversight
The role of our Board of Directors in Citizens’ risk oversight process includes receiving reports and presentations from members of our senior management on areas of material risk to Citizens, including operational, financial, legal and regulatory, strategic and reputational risks, and any measures taken or recommended by our management to mitigate risk. The Board has authorized the Risk Oversight Committee to oversee and periodically review Citizens’ enterprise risk assessment and enterprise risk management policies to engage our management directly in carrying out this risk oversight function.
As noted above, our Risk Oversight Committee is responsible for assisting our Board of Directors with its oversight of enterprise risk assessment and enterprise risk management policies. In addition, the Board has delegated certain oversight responsibilities to our Audit and Compensation Committees. Our Audit Committee has oversight responsibility for major financial risk exposures and management actions taken to monitor, control and report such exposures. This includes oversight responsibility for the quality and integrity of the financial reporting practices of Citizens. Our Compensation Committee has oversight responsibility to ensure that compensation programs and practices of Citizens do not encourage unreasonable or excessive risk-taking and that any risks are subject to appropriate controls. As part of this process, Citizens (with the oversight of the Compensation Committee) designs its overall compensation programs and practices, including incentive compensation for both executives and non-executive employees, in a manner intended to support its strategic priorities and initiatives to enhance long-term sustainable value without encouraging unnecessary or unreasonable risk-taking. At the same time, we recognize that our goals cannot be fully achieved while avoiding all risk. The Compensation Committee (along with assistance from management) periodically reviews Citizens’

compensation programs and practices in the context of its risk profile, together with its other risk mitigation and risk management programs, to ensure that these programs and practices work together for the long-term benefit of Citizens and its stockholders. Based on its recently completed review of our compensation programs, the Compensation Committee concluded that Citizens’ incentive compensation policies for both executive and non-executive employees have not materially and adversely affected Citizens by encouraging unreasonable or excessive risk-taking in the recent past, are not likely to have a material adverse effect in the future and provide for multiple and reasonably effective safeguards to protect against unnecessary or unreasonable risk-taking.
Communications between Stockholders and the Board of Directors
Our stockholders may communicate with the Board or any individual director by directing such communication to our Corporate Secretary at the address of our corporate headquarters, 2174 EastRidge Center, Eau Claire, Wisconsin 54701. Each such communication should indicate that the sender is a stockholder of the Company and that the sender is directing the communication to one or more individual directors or to the Board as a whole.
All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a monthly basis unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Citizens or our business or communications that relate to improper or irrelevant topics. Our Corporate Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about Citizens or where it is a specific stockholder matter.
Attendance of Directors at Annual Meetings of Stockholders
We do not have a formal policy regarding the attendance of our directors and nominees for election as directors at our annual meeting of stockholders, but the Company does encourage its directors to attend its annual meeting. All of our directors who were current members of the board and director nominees as of the date of the 2018 Annual Meeting attended the annual meeting of stockholders held on March 27, 2018, except for Ms. Bourget.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Codes of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Business Conduct and Ethics is available free of charge on our website at www.ccf.us or in print upon written request to Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, Attention: Stephen M. Bianchi. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.ccf.us.
Corporate Governance Guidelines
We adopted Corporate Governance Guidelines in October 2018 to assist our Board, the board of the Company’s subsidiary and their respective committees in performing their responsibilities. The Corporate Governance Guidelines address, among other things, our board and board committee composition and responsibilities, director qualifications standards and selection of the Chairman and Lead Director of the Board. A copy of our Corporate Governance Guidelines is available free of charge on our website at www.ccf.us or in print upon written request to Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, Attention: Stephen M. Bianchi.
Stock Ownership Guidelines
We believe that promoting share ownership aligns the interests of our directors with those of our stockholders and provides strong motivation to build stockholder value. Under our Corporate Governance Guidelines established in 2018, directors are expected to own certain target levels of shares of a value equal to at least a director’s current yearly base retainer compensation for service on the Board. The Board’s stock ownership guidelines for directors of the Company are that (i) within one year of being elected, directors should own Company common stock equal in value to at least a director’s current yearly base retainer compensation for service on the Board, (ii) within three years of being elected directors should own Company common stock equal in value to at least 2.5 times a director’s then current yearly base compensation for service on the Board, and (iii) within five years of being elected directors should own Company common stock equal in value to at least 5 times a director’s then current yearly base compensation for service on the Board. Each of our current directors is in compliance with the stock ownership guidelines applicable to him or her.

Director Nominations
We have a standing Governance and Nomination Committee. Based on the review described above under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Governance and Nomination Committee is independent under the applicable standards of NASDAQ.
The Governance and Nomination Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934 or as is required by the Company’s Bylaws; (4) the name and address as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (5) the number of shares of our Common Stock which are owned beneficially or of record by such stockholder or such beneficial owner making the recommendation; (6) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons pursuant to which the nomination(s) are to be made; and (7) a representation that the recommending stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice.
We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director. Stockholder recommendations will be considered only if received in accordance with the advance notice provisions contained in our Bylaws.
It is the policy of the Governance and Nomination Committee to consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Governance and Nomination Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Governance and Nomination Committee include:

•	business experience;

•	education;

•	integrity and reputation;

•	independence;

•	conflicts of interest;

•	diversity;

•	age;

•	number of other directorships and commitments;

•	tenure on the Board of Directors;

•	attendance at Board and committee meetings;

•	stock ownership;

•	specialized knowledge; and

•	commitment to the Company’s communities and shared values.
The Governance and Nomination Committee believes that diversity of viewpoints, backgrounds, skills, experience and expertise is a key attribute for directors. As a result, the committee seeks to have a diverse Board that is representative of our Company’s customer, employee and stockholder base. The committee carefully considers diversity when considering nominees for director and periodically reviews its recruitment and selection protocols to ensure that diversity remains a component of each director search.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The Audit Committee is currently comprised of three members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of NASDAQ and the SEC. The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter.
In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of Citizens. While the Audit Committee has oversight responsibility, the primary responsibility for our financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and Citizens’ independent registered public accounting firm is responsible for auditing our financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee has:

•
reviewed and discussed our audited consolidated financial statements for the transition period ended December 31, 2018 and the fiscal year ended September 30, 2018 with our management and with our independent registered public accounting firm;

•
discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received and discussed with our independent registered public accounting firm the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence; and

•	discussed with our independent registered public accounting firm without management present the auditor's independence.
Based on such review and discussions with management and with the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Transition Report on Form 10-K, for the transition period ended December 31, 2018, and our Annual Report on Form 10-K, for the fiscal year ended September 30, 2018, for filing with the SEC.
AUDIT COMMITTEE:
Timothy Olson - Chairman
Kristina Bourget
Richard McHugh

Fees of Independent Registered Public Accounting Firm
The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, during the 2018 transition period and fiscal years 2018 and 2017.

Service Type	Transition Period Ended December 31, 2018	Fiscal Year Ended September 30, 2018	Fiscal Year Ended September 30, 2017
Audit Fees (1)	$181,900	$298,800	$189,940
Audit Related Fees (2)	114,100	4,150	141,750
Tax Fees	—	—	—
All Other Fees	—	—	—
Total Fees Billed	$296,000	$302,950	$331,690

(1)
Consists of fees incurred in connection with the integrated audit of our annual consolidated financial statements and audit of internal controls over financial reporting and the review of the interim consolidated financial statements included in our quarterly reports filed with the SEC, consents issued in connection with filing of Form S-8 and Form S-3, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the SEC and administrative and out of pocket expenses.

(2)
Consists of fees incurred in connection with audit procedures related to the United Bank Acquisition (2018 transition period), Wells Financial Corporation acquisition (2017) and audit procedures related to HUD requirements (2018).

The Audit Committee of our Board of Directors considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Baker Tilly Virchow Krause, LLP.
The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. The Audit Committee reviews and, if appropriate, approves non-audit service engagements in accordance with the terms of such policy, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent registered public accounting firm.
Each new engagement of our independent auditors to perform non-audit services set forth in the table above has been approved in advance by the Audit Committee pursuant to the foregoing procedures.
TRANSACTIONS WITH RELATED PERSONS
Our Audit Committee is responsible for the review and approval of all related party transactions requiring disclosure under Item 404 of Regulation S-K. Related party transactions include any transaction, arrangement or relationship in which (i) we have been or are to be a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any of our directors, nominees for director, executive officers, holders of more than 5% of our common stock, or any member of their immediate families or person sharing their household had or will have a direct or indirect material interest. There were no transactions requiring disclosure under Item 404 of Regulation S-K during the 2018 transition period. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be reviewed and approved or disapproved by our Audit Committee pursuant to the foregoing policy.
The Bank also has a written policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Citizens, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.
EXECUTIVE OFFICERS
The following table sets forth the name, age, current position and principal occupation and employment during the past five years of our executive officers. The information presented includes information each executive officer has given the Company about his or her age and his or her principal occupation and business experience for the past five years:

Name	Age	Current Position	Other Positions
Stephen M. Bianchi	55
President and Chief Executive Officer of the Company and President and a director of Citizens Community Federal N.A., the Company’s wholly owned subsidiary (the “Bank”), since June 2016, and member of our Board since May 2017 and chairman of our Board since October 2018.

Mr. Bianchi served as President and Chief Executive Officer of HF Financial Corp. and Home Federal Bank, both based in Sioux Falls, South Dakota from October 2011 through May 2016. Mr. Bianchi was a member of the board of directors of Home Federal Bank. Mr. Bianchi also served in several senior management positions at Wells Fargo Bank and Associated Bank prior to his employment with HF Financial Corp. and Home Federal Bank. Mr. Bianchi holds an MBA from Providence College and a B.S. in Finance from Providence College and has over 30 years of banking experience.

Name	Age	Current Position	Other Positions
James S. Broucek	55	Chief Financial Officer, and Principal Accounting Officer of the Company and the Bank since October 31, 2017, and Treasurer of the Company since January 17, 2018.
Mr. Broucek served as a Senior Manager of Wipfli LLP from December 2013 through October 2017. Before joining Wipfli, Mr. Broucek held several positions with TCF Financial Corporation and its subsidiaries from 1995 to 2013, with his last position being Treasurer of TCF Financial. Prior to joining TCF Financial, Mr. Broucek served as the Controller of Great Lakes Bancorp. Mr Broucek holds a B.A. in Business with a concentration in Accounting and Mathematics from Hope College and has over 30 years of banking experience.

SECURITY OWNERSHIP
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of April 5, 2019 by (1) each director, director nominee and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock.
The following table is based on information supplied to us by the directors, officers and stockholders described above or in information otherwise publicly available in filings with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of our Common Stock subject to options that are either currently exercisable or exercisable within 60 days of April 5, 2019 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 10,990,033 shares outstanding as of April 5, 2019.
Unless otherwise indicated, the address for each person listed below is 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

Name	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Principal Stockholders:
Martin S. Friedman(1)	1,025,749	9.33%
FJ Capital Management LLC(1)	919,794	8.37%
Wellington Management Company LLP(2)	823,576	7.49%
Maltese Capital Management LLC(3)	673,189	6.13%

Directors and Executive Officers:
Richard McHugh (4)	211,333	1.92%
Stephen M. Bianchi (5)	74,626	*
James R. Lang (6)	66,477	*
James D. Moll (7)	33,998	*
Francis E. Felber (8)	23,687	*
Michael L. Swenson (9)	9,757	*
Timothy L. Olson	6,320	*
Kristina M. Bourget	5,970	*
James S. Broucek (10)	33,342	*
All directors and executive officers as a group (9 persons)	465,510	4.24%

*	Denotes less than 1%

(1)
As set forth in Schedule 13G/A filed with the SEC by Financial Opportunity Fund LLC, Financial Hybrid Opportunity Fund LLC, Financial Hybrid Opportunity SPV I LLC (together with Financial Opportunity Fund LLC and Financial Hybrid Opportunity Fund LLC, the “Financial Opportunity Funds”), FJ Capital Management LLC (“FJ Capital”), Martin Friedman and Andrew Jose on February 14, 2019. Consists of 267,687 shares of common stock held by Financial Opportunity Fund LLC, 264, 417 shares of common stock held by Financial Hybrid Opportunity Fund LLC, 387,690 shares of common stock held by Financial Hybrid Opportunity SPV I LLC, and, with respect to Mr. Friedman, 105,955 shares held by Mr. Friedman. FJ Capital has shared voting power over 919,794 shares and shared dispositive power over 919,794 shares. Mr. Friedman has sole voting power over 105,955 shares, shared voting power over 919,794 shares, sole dispositive power over 105,955 shares and shared dispositive power over 919,794 shares. FJ Capital, as the managing member of the Financial Opportunity Funds, may be deemed to be a beneficial owner of reported shares held by the Financial Opportunity Funds but disclaims beneficial ownership thereof. Mr. Friedman, as Managing Member of FJ Capital, may be deemed to be a beneficial owner of reported shares held by the Financial Opportunity Funds but disclaims beneficial ownership thereof. The address of the Financial Opportunity Funds, FJ Capital Management, LLC, Mr. Friedman and Mr. Jose is 1313 Dolley Madison Blvd, Ste 306, McLean, VA 22101.

(2)
As set forth in Schedule 13G filed with the SEC by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on February 12, 2019. Each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power over 823,576 shares and shared dispositive power over 823,576 shares, and Wellington Management Company LLP has shared voting power over 820,722 shares and shared dispositive power over 820,722 shares. The shares are owned of record by clients of Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisers”). No such client is known to have the right to receive, or the power to direct the receipt of, dividends from, or proceeds from the sale of, more than five percent of the outstanding shares of the Company. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The principal business address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(3)
As set forth in Schedule 13G filed with the SEC by Maltese Capital Management LLC (“MCM”) and Terry Maltese on February 11, 2019. MCM and Mr. Maltese each has shared voting power over 673,189 shares and shared dispositive power over 673,189 shares. By reason of its position as investment adviser, MCM may be deemed to beneficially own 673,189 shares, which are held of record by clients of MCM. Neither MCM nor Mr. Maltese directly own any of the shares. By reason of his position as managing member of MCM, Mr. Maltese may be deemed to beneficially own 673,189 shares held of record by certain clients of MCM. Each of MCM and Mr. Maltese disclaims any beneficial ownership of any shares in excess of their actual beneficial ownership thereof. The address of the principal offices of MCM and the business address of Mr. Maltese is Maltese Capital Management LLC, 150 East 52nd Street, 30th Floor, New York, New York 10022.

(4)
Consists of 34,596 shares of our common stock held by Mr. McHugh’s spouse, of which 321 shares are held by his spouse as custodian for her grandchildren (Mr. McHugh disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest therein), and 176,737  shares of our common stock owned directly by Mr. McHugh.

(5)
Consists of 34,545 shares of our common stock owned directly by Mr. Bianchi, 32,081shares held in his self-directed IRA and 8,000 shares of our common stock subject to stock options, which are currently exercisable or are exercisable within 60 days.

(6)
Consists of 2,307 shares of our common stock owned directly by Mr. Lang, 57,690 shares held in his self-directed IRAs, 2,500 shares held by the Leah Delaney Karge Trust, pursuant to which Mr. Lang serves as trustee and has investment discretion and 3,980 shares held by the James & Patricia Lang Grandchildren Education Trust UAD 01/01/2002, pursuant to which Mr. Lang serves as investment manager and has investment discretion over such shares. Mr. Lang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(7)	Consists of 24,374 shares of our common stock owned directly by Mr. Moll and 9,624 shares held in his self-directed IRA.
(8)
Consists of 3,307 shares of our common stock owned directly by Mr. Felber, 12,690 shares of our common stock held in his self-directed IRA and 7,690 shares held by AG Risk Managers Insurance Agency, LLC, of which Mr. Felber is a member and president. Mr. Felber disclaims beneficial ownership of the shares held by AG Risk Managers Insurance Agency, LLC except to the extent of his pecuniary interest therein.

(9)	Consists of 4,307 shares of our common stock owned directly by Mr. Swenson and 5,450 shares of our common stock held in his self-directed IRA.
(10)
Consists of 6,586 shares of our common stock owned directly by Mr. Broucek, 25,156 shares of our common stock held in his self-directed IRA and 1,600 shares of our common stock subject to stock options, which are currently exercisable or are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our equity securities on Form 4 or 5. The rules promulgated by the SEC under section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the SEC pursuant to section 16(a).
Based solely upon a review of copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the transition period ended December 31, 2018 all reports required by Section 16(a) to be filed by our directors, executive officers and 10% stockholders were filed with the SEC on a timely basis.
EXECUTIVE COMPENSATION
On September 25, 2018, the Board of Directors adopted a resolution to change the Company’s fiscal year end from September 30 to December 31, commencing December 31, 2018. As a result, on March 8, 2019, we filed our Transition Report on Form 10-K for the three-month transition period (from October 1 to December 31) ended December 31, 2018 (which we sometimes refer to as the “Transition Period”). Accordingly, the following section describes Citizens’ executive compensation program for the prior fiscal year ended September 30, 2018 (as also reported on our Form 10-K filed with the SEC on December 10, 2018) and the Transition Period. This analysis provides detailed compensation information for each of our named executive officers, or NEOs. For the Transition Period and fiscal 2018, our NEOs are:

Name	Title
Stephen M. Bianchi	President and Chief Executive Officer
James S. Broucek	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Executive Summary
Key Executive Compensation Actions. The Compensation Committee took the following key actions in the Transition Period and fiscal 2018:

•
Salaries: For the Transition Period, annual base salaries for Mr. Bianchi and Mr. Broucek were increased 4.8% and 5.4%, respectively, over fiscal 2018 annual base salary levels. In fiscal 2018, Mr. Broucek entered into an executive employment agreement with a base salary of $185,000.

•
Incentive Compensation: In fiscal 2018, Citizens granted restricted shares to certain of its named executive officers and management team. Equity was awarded in recognition of Citizens performance, as well as the need to retain its executives and senior management and align their interests with the interest of our stockholders. Also in fiscal 2018, Citizens granted stock options and restricted shares to Mr. Broucek in connection with his appointment as our Chief Financial Officer.

NEO Employment Agreements:
A summary of the principal terms of our employment agreements with our NEOs is provided below under “Executive Compensation - Employment Agreements.”
Our Compensation Philosophy
Citizens recognizes the importance of its employees in fulfilling its role as a successful business enterprise and a responsible corporate citizen. Our compensation philosophy is to compensate all employees (including our named executive officers) at a level sufficient to attract, motivate, and retain the talent we need to achieve or surpass the short-term and long-term goals set forth in our business plan, without promoting irresponsible behavior. Guided by this philosophy, the pay and benefits practices of Citizens reflect our vision and values, and the economic condition of the banking industry, and are built on a framework of pay-for-performance, comprehensive position evaluations, and market-competitiveness. Executive management, with approval of our Board of Directors, fulfills our responsibility to promote the best interests of Citizens through the execution of sensible compensation principles and practices.
Citizens’ compensation philosophy is created and sustained on core compensation principles. In determining compensation levels, we consider the key factors to be:

1.
We will not create incentives that foster inappropriate risk nor pay excessive compensation. No Citizens compensation plan, program, or practice will promote excessive risk taking or encourage behavior inconsistent with Citizens’ vision, mission, or strategy. We believe all of our compensation elements comply with appropriate banking regulations and sound compensation practices, which we believe neither pays excessive compensation nor encourages inappropriate risk taking.

2.
Citizens does not discriminate on the basis of race, gender, religion, national origin, veteran status, handicap, or sexual orientation in determining pay levels. Demonstrated performance, skills, commitment and results determine pay.

3.
Each pay grade and pay range will have a minimum, a maximum, and a mid-point. The mid-point is the rate we generally will pay a new hire who meets the required standards of education, skills, and experience. The maximum is the highest rate we will pay a fully qualified performing employee in that job. Salary above mid-point will be based upon exemplary performance.

4.
Compensation levels are driven by an employee’s level of impact on our organization. Not all positions are created equal. Various positions require different levels of skills, knowledge, and personal attributes that drive different rates of pay and/or variable compensation opportunity. We have established a job structure and job evaluation process that provides a formal hierarchy of grades and salary ranges.

5.
All employees should be paid a wage in line with their position within an assigned range for that position. Salary range minimums are a guideline to pay for an entry point position for that wage range. Any incumbent with the requisite skills to perform the job at minimally acceptable standards should be paid at least this rate. The salary range midpoint is developed to represent the wage paid to an employee performing the expectations of their position.

6.	Pay levels for positions are reviewed periodically.

7.
Our ability to pay drives our compensation program. Profitability is a key driver in determining compensation opportunity. The annual salary is the single largest investment Citizens makes each year. It is incumbent on our compensation professionals and senior management to ensure that our plans provide an appropriate return to Citizens and its stockholders, in addition to appropriately compensating successful performance.

Additionally, as described above under the Section “Corporate Governance Matters - The Board’s Role in Risk Oversight,” our Compensation Committee has primary oversight responsibility to ensure that our compensation programs and practices do not encourage unreasonable or excessive risk-taking and that any risks are subject to reasonably appropriate controls. We consider the following factors to maintain “at risk” compensation within appropriate levels:

•
Although profitability is a key driver for compensation opportunities, we do not reward, and in fact discourage, the taking of excessive or inordinate risk. Our Compensation Philosophy is “risk-reflective,” meaning we create our pay structure and programs to appropriately reward the returns from acceptable risk-taking through optimal pay mix, performance metrics, calibration and timing.

•	Employees eligible for incentives or sales performance pay for new business are not permitted to make credit, investment, or consumer pricing decisions independently.

•	We have no “highly-leveraged” or entirely uncapped incentive plans. Where there are elements of an incentive plan that are uncapped, the performance drivers of these elements are not risk based.

•
Incentive compensation plans for certain positions which contain significant risk to Citizens (e.g., our CEO and CFO positions) include corporate and individual components, and awards are determined or reviewed by the Compensation Committee prior to any payment.

•	Plan sponsors, those executives in charge of business lines in which incentive plans exist, are not eligible for awards under the plans they sponsor.
Compensation Process
Our Compensation Committee is independent and involved.

•	Each member of the committee is an independent director and is a non-employee director under the applicable rules of NASDAQ and the SEC, respectively.

•	The Committee decides all compensation matters for our named executive officers.

In fulfilling its duties and responsibilities, the Compensation Committee may consult with members of management and hire independent consultants. Our Chief Executive Officer works with our Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our other officers and key employees, other than the Chief Executive Officer. Members of management who were present during Compensation Committee meetings in the 2018 transition period, fiscal 2018 and the first part of fiscal 2019 included our Chief Executive Officer and Chief Financial Officer. The Compensation Committee makes all decisions regarding the compensation of our Chief Executive Officer and Chief Financial Officer without our Chief Executive Officer, Chief Financial Officer or any other member of our management present.
The Compensation Committee’s charter provides the Committee with the sole discretion to retain or obtain advice from compensation consultants or other advisers and requires that the Company provide the Committee with adequate funding to engage any compensation consultants or other advisers the Committee deems it appropriate to engage. In September 2017, the Compensation Committee engaged independent compensation consultant McLagan to provide the Compensation Committee with independent advice regarding incentive plan design, performance measurement, design and use of equity compensation and relevant market practices and trends with respect to the compensation of our executive officers and senior management. McLagan prepared reports, delivered presentations and engaged in discussions with the Compensation Committee on executive compensation matters. McLagan reviewed and provided recommendations regarding the 2018 Equity Incentive Plan, LTIP and director compensation. This included a review of a McLagan recommendation of a Midwest based peer group with similar business models to the Company’s, which the Board approved. The Compensation Committee considered the recommendations from the independent compensation consultant when reviewing and determining LTIP awards, and the Compensation Committee and Board considered the recommendations from the independent compensation consultant when reviewing and approving the 2018 Equity Incentive Plan for submission to the stockholders at the 2018 Annual Meeting. McLagan provides no other services to the Company. The Compensation Committee assessed the independence of McLagan in accordance with SEC and NASDAQ rules and regulations and concluded that no conflict of interest exists that will prevent them from being independent consultants to the Compensation Committee.
At the Company’s 2018 Annual Meeting, pursuant to a non-binding, advisory vote, stockholders approved the compensation of the Company’s named executive officers as disclosed in the proxy statement for the meeting by a vote of 3,191,041 shares in favor to 523,193 against. The Compensation Committee has considered the results of this advisory stockholder vote and believes that it shows support by the Company’s stockholders for the Company’s compensation philosophy and the executive compensation programs that implement the Company’s compensation philosophy. Also at the Company’s 2018 Annual Meeting, stockholders approved the 2018 Equity Incentive Plan.
Compensation Components
Citizens utilizes three general forms of compensation for our named executive officers: base salary, short-term incentive compensation, and long-term incentive compensation. We deliver compensation at various levels of the organization in different ways. In our most senior positions (including for each of our named executive officers), we have a combination of base salary and short-term and long-term incentives to help us attract and retain talented leaders to ensure continued growth and continuity. In positions where there is a clear ability to impact performance by providing short-term incentives linked to specific goals, we have created incentive plans that we believe are market competitive and in line with our ability to pay. Short-and long-term incentives are tied directly to individual performance and/or business results. Awards are paid only when business performance is strong. At the lowest levels of the organization we rely on base salary and short-term incentives. This array of compensation plans permits greater control over managing our fixed costs, while providing competitive and meaningful rewards. Base salaries are fixed, primarily, based on what we believe are market rates. Based primarily on performance against stated goals, short-and long-term incentive pay gives us the opportunity to reward for performance in a specific year, or over a period of years, without the recurring (and compounding) expense of a base salary adjustment. Each of our compensation components is described in greater detail below.

Component	Objective/Purpose	Key Features
Base Salary
•    Provide competitive base compensation to recognize executives’ roles, responsibilities, contributions, experience and performance. Our salaries generally are targeted to be within the range of market median.
•    Sufficient to discourage inappropriate risk taking by executives.

•    Fixed cash compensation that is the basis for other compensation elements such as incentive pay
•    Actual salaries and increases reflect an executive’s performance, experience and pay level relative to internal and external salary relationships.

Short-Term Incentives
•    Motivate and reward achievement of specific annual performance goals to align executives with the Company’s strategic plan and critical performance goals
•    Provide meaningful “pay-at-risk” that is earned each year based on performance. Actual awards vary based on performance.
• Annual cash awards based on achievement of the financial and corporate objectives for the Bank and individual executive
Long-term Incentives
•    Align executive and stockholder interests through stock awards which are tied to the Company’s financial performance
•    Time-based restricted shares to help ensure executives have an ownership/equity interest.
•    Performance-based awards to incentivize executives over multi-year periods.

•    Annual awards covering 3-year incentive period
•    50% of awards are time-based, with pro rata annual vesting over 3-year period
•    50% of awards are performance-based, with vesting based on 3-year financial performance objective

Benefits and Perquisites	• Be competitive with industry practice and enable the Company to attract, motivate and retain qualified talent.	• Insurance and retirement security benefits.
Employment Agreements and Severance/Change in Control Benefits	• Be competitive with industry practice. • Protect the executive and the Company in the event of termination. • Retain executives in the event of a change in control.	• Double-trigger change-in-control provisions • Restrictive covenants for non-solicitation and non-competition
The following table illustrates the relative mix of our base salary, target short-term incentive compensation and target long-term incentive compensation for the 2018 transition period and fiscal 2018:

		Compensation Components
Named Executive Officer	Period	Base Salary	Short-Term Incentives	Long-Term Incentives
Stephen M. Bianchi	TP 2018	64.50%	19.40%	16.10%
	FY 2018	64.50%	19.40%	16.10%
James S. Broucek	TP 2018	71.40%	14.30%	14.30%
	FY 2018	73.00%	14.60%	12.40%
Base salary
We pay base salaries to attract and retain talented employees, including our named executive officers. Base salary increases are driven primarily by demonstrated value to our organization and are reviewed annually and adjusted from time to time, based on a review of market data and an assessment of company, business unit and individual performance and experience. Merit increases are awarded based on the performance of the employee. The following are the annual base salary levels set by our Compensation Committee for our NEOs:

Named Executive Officer	TP 2018 (Annualized Salary)	FY 2018
Stephen M. Bianchi	$330,000	$315,000
James S. Broucek	$195,000	$185,000
Short-Term Incentives
We pay annual cash incentive compensation under our Executive Short Term Incentive Plan (STIP) to our NEOs for achieving corporate performance targets related to the Bank and individual performance targets. We balance the security provided by base salary with the “at-risk” feature of annual incentive compensation to attract and retain top quality employees and provide proper incentive to enhance the value of the Company’s Common Stock for its stockholders.
Clawback Provisions
Incentive compensation under our STIP is subject to clawback provisions applicable to all participants, including our NEOs. Pursuant to those provisions, if incentive compensation paid to a participant was based on the achievement of financial results that are subsequently restated, and those results would have impacted the incentive payment, contribution or vesting, then we may require the participant to repay any amounts in excess of what would have been paid and/or contributed had the financial results been properly reported. We may seek direct repayment from the participant or reduce his or her other compensation by an amount equal to the repayment obligations.
Fiscal 2018 STIP Awards
In fiscal 2018, our Compensation Committee and Board of Directors approved the STIP for annual incentive compensation to our named executive officers. In order to be eligible for an award under the STIP, the Company must have achieved a minimum return on average equity of 4% and minimum OCC safety and soundness composite rating, and the named executive officer must have received an adequate annual performance review. The STIP awards are determined based on the achievement of corporate performance targets, weighted at 85%, and individual performance targets, weighted at 15%. Corporate performance targets include metrics related to the Bank’s financial performance. The individual performance targets for each NEO considered items such as implementation of strategic priorities, active investor relations outreach, and effective and transparent communication with the Board.
The annual minimum, target and maximum percentages of base salary to be paid to each of our named executive officers under the STIP are as depicted in the table below:

Named Executive Officer	Minimum (% of Base Salary)	Target (% of Base Salary)	Maximum (% of Base Salary)
Stephen M. Bianchi	20%	30%	40%
James S. Broucek	10%	20%	30%
The Compensation Committee assessed Company performance goals and individual performance for each NEO and authorized the following incentive compensation to be paid to the NEOs under the STIP for fiscal 2018:

Named Executive Officer	Target STIP Award	Actual STIP Payment	% of Target
Stephen M. Bianchi	$94,500	$82,688	87.50%
James S. Broucek	$33,184	$26,920	81.12%
Transition Period STIP Awards
We did not make any STIP awards during the transition period. The STIP awards for fiscal 2019, which will be paid in 2020, will be determined based on performance results for the period including the Transition Period and fiscal 2019.

Long-Term Incentives
Our Long-Term Incentive Plan (LTIP) is designed to link compensation levels with performance results and ensure sustained alignment with stockholder interests by providing equity-based awards to our named executive officers under our 2018 Equity Incentive Plan and previously issued under our 2008 Equity Incentive Plan. In addition, we believe equity awards provide an important retention tool for our named executive officers because the awards are subject to multi-year performance periods and vesting. Awards under this plan consist of equity-based awards, including restricted stock, restricted share units, stock appreciation rights and stock options.
Fiscal 2018 LTIP Awards
For fiscal 2018, our Compensation Committee and Board of Directors approved 2018 LTIP awards for a three-year performance periods beginning October 1, 2017. The amount of total equity awards are based on 25% of annual base salary for Mr. Bianchi and 17% of annual base salary for Mr. Broucek, with 50% of awards consisting of time-based restricted share awards and 50% of awards consisting of performance-based awards. The fiscal 2018 LTIP awards had the following components as a percentage of base salary:

	Time-Based Awards (% of Base Salary)	Performance-Based Awards
Named Executive Officer		Minimum		Target		Maximum
		(% of Base Salary)	($)	(% of Base Salary)	($)	(% of Base Salary)	($)
Stephen M. Bianchi	12.5%	6.25%	$19,688	12.50%	$39,375	18.75%	$59,063
James S. Broucek	8.5%	4.25%	$7,863	8.50%	$15,725	12.75%	$23,588
Time-Based Awards. Time-based awards consist of shares of restricted stock subject to a three-year vesting period, with one-third of each award vesting on the anniversary of the date of grant.
Performance-Based Awards Performance-based awards consist of a right to receive a certain number of shares determined based on the achievement of return on average equity (“ROAE”) objectives for the three-year performance period ending September 30, 2020. The potential number of shares earned under the performance-based awards between the minimum, target and maximum ROAE objectives are determined on a linear basis for performance between the ROAE objectives.
Transition Period and Fiscal 2019 LTIP Awards
In lieu of LTIP awards for the three month transition period, our Compensation Committee and Board of Directors approved LTIP awards for a performance period beginning October 1, 2018 and ending December 31, 2021, providing long-term incentive compensation opportunities for both the transition period and fiscal 2019. The amount of total equity awards are based on 25% of annual base salary for Mr. Bianchi and 20% of annual base salary for Mr. Broucek, with 50% of awards consisting of time-based restricted share awards and 50% of awards consisting of performance-based awards. The LTIP awards for the 2018 transition period and fiscal 2019 had the following components as a percentage of base salary:

	Time-Based Awards (% of Base Salary)	Performance-Based Awards
Named Executive Officer		Minimum		Target		Maximum
		(% of Base Salary)	($)	(% of Base Salary)	($)	(% of Base Salary)	($)
Stephen M. Bianchi	12.5%	6.25%	$20,625	12.50%	$41,250	18.75%	$61,875
James S. Broucek	10.0%	5.00%	$9,750	10.00%	$19,500	15.00%	$29,250
Time-Based Awards. Time-based awards consist of shares of restricted stock subject to a three-year vesting period, with one-third of each award vesting on the anniversary of the date of grant.

Performance-Based Awards. Performance-based awards consist of a right to receive a certain number of shares determined based on the achievement of ROAE objectives for the performance period beginning October 1, 2018 and ending December 31, 2021. The potential number of shares earned under the performance-based awards between the minimum, target and maximum ROAE objectives are determined on a linear basis for performance between the ROAE objectives.
SUMMARY COMPENSATION TABLE
The table below provides information for the Transition Period from October 1, 2018 to December 31, 2018 (under the heading “TP 2018”) and our last two fiscal years regarding compensation paid by the Company to the persons who served as our NEOs.
Summary Compensation Table

Name and Principal Position	Period	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (4)	Total
Stephen M. Bianchi	TP 2018	$76,067	$82,688	$—	$—	$3,528	$162,283
CEO and Principal Executive Officer	FY 2018	$315,000	$95,313	$118,112	$—	$18,972	$547,397
	FY 2017	$305,192	$26,200	$75,007	$—	$28,645	$435,044
James S. Broucek (5)	TP 2018	$44,808	$26,920	$—	$—	$1,967	$73,695
CFO and Principal Accounting Officer	FY 2018	$165,922	$—	$72,893	$10,960	$16,076	$265,851
	FY 2017	$—	$—	$—	$—	$—	$—
Explanatory Notes for Summary Compensation Table:

1.
These amounts represent discretionary cash bonuses awarded by our Compensation Committee to each listed officer in connection with our financial performance and each officer's achievement of certain pre-determined individual performance goals with respect to fiscal 2018 and 2017, regardless of when such bonus was paid.

2.
These amounts reflect the grant date fair value of restricted stock awards granted in the applicable fiscal year, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS 123(R)), excluding estimated forfeitures. The assumptions made in valuing stock awards are included under the caption “Note 13 - Stock- Based Compensation” in the Notes to our Consolidated Financial Statements. Information with respect to the awards granted in the fiscal year is set forth below under “Outstanding Equity Awards at Fiscal Year End” and “Stock Awards”.

3.
These amounts reflect the grant date fair value of option awards granted in the applicable fiscal year, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS 123(R)). We calculate the grant date fair value of option awards using the Black-Sholes option pricing model. For purposes of this calculation, the impact of forfeitures is excluded until they actually occur. The other assumptions made in valuing option awards are included under the caption “Note 13 - Stock-Based Compensation” in the Notes to our Consolidated Financial Statements.

4.
The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, automobile allowance including commuting mileage, HSA contribution, moving expenses and severance payments.. Broucek was appointed as our Chief Financial Officer effective October 31, 2017.

5.	Mr Broucek was appointed as our Chief Financial Officer effective October 31, 2017.

Name and Principal Position	Period	401(k) Match	Auto	HSA Contribution	Severance	Moving Expenses	Total “All Other Compensation”
Stephen M. Bianchi	TP 2018	$1,308	$1,800	$420	$—	$—	$3,528
CEO and Principal Executive Officer	FY 2018	$9,912	$7,800	$1,260	$—	$—	$18,972
	FY 2017	$10,581	$6,000	$825	$—	$11,239	$28,645
James S. Broucek	TP 2018	$292	$353	$225	$—	$1,097	$1,967
CFO and Principal Accounting Officer	FY 2018	$3,700	$3,736	$675	$—	$7,965	$16,076
	FY 2017	$—	$—	$—	$—	$—	$—

Stock and Option Awards
On October 31, 2017, in connection with Mr. Broucek’s appointment as our CFO, the Compensation Committee issued him 4,000 shares of restricted stock and 8,000 options with an exercise price of $13.60 per share which expire on October 31, 2027. The restricted stock vest pro rata over three years and the options vest pro rata over a five year period, with 20% of the shares vesting on October 31 of each successive year.
On January 17, 2018, the Compensation Committee awarded 5,790 shares of restricted stock to Mr. Bianchi. Each award of restricted stock vests equally over three years on January 17 of each successive year.
On April 27, 2018, the Compensation Committee awarded 2,810 shares of restricted stock to Mr. Bianchi and 1,320 shares of restricted stock to Mr. Broucek. Each award of restricted stock vests equally over three years on April 27 of each successive year.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information on outstanding option and restricted stock awards held by the named executive officers at December 31, 2018, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option and the number of shares of restricted stock held at fiscal year-end that had not yet vested.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Stephen M. Bianchi (2)	8,000	12,000	$11.00	6/24/2026	5,455	$59,460
Stephen M. Bianchi (3)	—	—	$—	NA	2,748	$29,953
Stephen M. Bianchi (4)	—	—	$—	NA	5,790	$63,111
Stephen M. Bianchi (5)	—	—	$—	NA	2,810	$30,629
James S. Broucek (6) (7)	1,600	6,400	$13.60	10/31/2027	2,667	$29,070
James S. Broucek (8)	—	—	—	NA	1,320	$14,388

1.
Market value equals the closing market price of our Common Stock on December 31, 2018 (the last trading day of our Transition Period), which was $10.90, multiplied by the number of shares of restricted stock that have not vested as of such date.

2.	The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of June 24, 2017, June 24, 2018, June 24, 2019, June 24, 2020 and June 24, 2021.
3.	The restricted shares of Common Stock vest pro rata over a two year period on each of May 25, 2018 and May 25, 2019.
4.	The restricted shares of Common Stock vest pro rata over a three year period on each of January 17, 2019, January 17, 2020 and January 17, 2021.
5.	The restricted shares of Common Stock vest pro rata over a three year period on each of April 27, 2019, April 27, 2020 and April 27, 2021.
6.	The common stock options vest pro rata over a five year period on each of October 31, 2018, October 31, 2019, October 31, 2020, October 31, 2021 and October 31, 2022.
7.	The restricted shares of Common Stock vest pro rata over a three year period on each of October 31, 2018, October 31, 2019 and October 31, 2020.
8.	The restricted shares of Common Stock vest pro rata over a three year period on each of April 27, 2019, April 27, 2020 and April 27, 2021.
Employment Agreements
Mr. Bianchi’s Amended and Restated Employment Agreement
On May 25, 2017, we entered into an Amended and Restated Executive Employment Agreement with Mr. Bianchi for a term from June 24, 2016 to September 30, 2019, with automatic one-year renewal periods thereafter, which provides for the following compensation terms for Mr. Bianchi. Pursuant to the employment agreement, Mr. Bianchi receives a base salary of $315,000 per year. Mr. Bianchi’s base salary may be increased based on Mr. Bianchi’s performance and contribution to the Company, as determined by the Board of Directors. Mr. Bianchi is also eligible for an annual incentive award pursuant to the terms of the STIP and his individual incentive goals. Mr. Bianchi is also eligible to receive incentive awards pursuant to the terms of the LTIP and the 2008 Equity Incentive Plan, and any successor plans thereto. Mr. Bianchi is also eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.
In addition, Mr. Bianchi’s employment agreement provides for certain payments and benefits in the event of a termination of Mr. Bianchi’s employment under specific circumstances. If, during the term of Mr. Bianchi’s employment, his employment is terminated by the Company other than for “cause”, death or disability or by Mr. Bianchi for “good reason” (each as defined in the employment agreement), he would be entitled to his salary earned but unpaid as of his termination date and all vested benefits to which he is entitled under any benefit plans set forth in the Employment Agreement (the “accrued obligations”). Furthermore, Mr. Bianchi would be entitled to (1) a pro-rated incentive award under the STIP for the year in which the termination occurs; (2) a payment equal to 200% of (a) Mr. Bianchi’s annual salary at the time of termination, and (b) the pro-rated incentive award under the STIP for the year in which the termination occurs. In addition, Mr. Bianchi would be entitled to continued participation in the Company’s medical and dental insurance plans with monthly premiums to be paid by the Company for up to 18 months following the termination of his employment with the Company. If Mr. Bianchi’s employment is terminated by the Company for “cause” or by Mr. Bianchi without “good reason,” Mr. Bianchi would be entitled to the accrued obligations, and if the employment is terminated by reason of disability or death, Mr. Bianchi would be entitled to the accrued obligations and a pro-rated incentive award under the STIP and LTIP.
The employment agreement amended the previously existing employment agreement with Mr. Bianchi to provide that, in the event of a termination of Mr. Bianchi’s employment following a “change in control” by the Company other than for “cause”, death or disability or by Mr. Bianchi for “good reason”, he would be entitled to the accrued obligations. Furthermore, Mr. Bianchi would be entitled to (1) a pro-rated incentive award under the STIP for the year in which the termination occurs; (2) a payment equal to 200% of (a) Mr. Bianchi’s annual salary at the time of termination, and (b) the pro-rated incentive award under the STIP for the year in which the termination occurs. In addition, Mr. Bianchi would be entitled to continued participation in the Company’s medical and dental insurance plans with monthly premiums to be paid by the Company for up to18 months following the termination of his employment with the Company.
Following any termination of employment, Mr. Bianchi will be subject to an 18-month confidentiality covenant; an 18-month non-solicitation covenant related to clients of the company; an 18-month non-solicitation of employees covenant; and an 18-month non-competition covenant.

Mr. Broucek’s Employment Agreement
Effective October 31, 2017, we entered into an Employment Agreement with Mr. Broucek for a term from October 31, 2017 to September 30, 2020, with automatic one-year renewal periods thereafter. Pursuant to the employment agreement, Mr. Broucek receives a base salary of $185,000 per year. Mr. Broucek’s base salary may be increased based on Mr. Broucek’s performance and contribution to the Company, as determined by the Board of Directors. Mr. Broucek is also eligible for an annual incentive award pursuant to the terms of the STIP and his individual incentive goals. Mr. Broucek is also eligible to receive incentive awards pursuant to the terms of the LTIP and the 2008 Equity Incentive Plan, and any successor plans thereto. Mr. Broucek is also eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.
In addition, Mr. Broucek’s employment agreement provides for certain payments and benefits in the event of a termination of Mr. Broucek’s employment under specific circumstances. If, during the term of Mr. Broucek’s employment, his employment is terminated by the Company other than for “cause”, death or disability or by Mr. Broucek for “good reason” (each as defined in the employment agreement), he would be entitled to his salary earned but unpaid as of his termination date and all vested benefits to which he is entitled under any benefit plans set forth in the Employment Agreement (the “accrued obligations”). Furthermore, Mr. Broucek would be entitled to (1) a pro-rated performance bonus for the year in which the termination occurs; (2) a payment equal to 50% of (a) Mr. Broucek’s annual salary at the time of termination, (b) the pro-rated performance bonus for the year in which the termination occurs, and (c) the fair market value of any stock awards issued pursuant to the employment agreement as of the grant date of such stocks, exclusive of the initial grant of restricted stock pursuant to the terms of the employment agreement. In addition, Mr. Broucek would be entitled to the continuation in coverage of medical insurance benefits that he would otherwise be eligible to receive as an active employee of the Company for 6 months following the termination of his employment with the Company. If Mr. Broucek’s employment is terminated by the Company for “cause” or by Mr. Broucek without “good reason,” Mr. Broucek would be entitled to the accrued obligations, and if the employment is terminated by reason of disability or death, Mr. Broucek would be entitled to the accrued obligations and a pro-rated performance bonus for the year in which the termination occurs.
In the event of a termination of Mr. Broucek’s employment following a “change in control” by the Company other than for “cause”, death or disability or by Mr. Broucek for “good reason”, he would be entitled to the accrued obligations. Furthermore, Mr. Broucek would be entitled to (1) a pro-rated performance bonus for the year in which the termination occurs; (2) a payment equal to 125% of (a) Mr. Broucek’s annual salary at the time of termination, (b) the pro-rated performance bonus for the year in which the termination occurs, and (c) the fair market value of any stock awards issued pursuant to the employment agreement as of the grant date of such stocks, exclusive of the initial grant of restricted stock pursuant to the terms of the employment agreement. In addition, Mr. Broucek would be entitled to the continuation in coverage of medical insurance benefits that he would otherwise be eligible to receive as an active employee of the Company for 15 months following the termination of his employment with the Company.
Following any termination of employment, Mr. Broucek will be subject to a 12-month confidentiality covenant; a 12-month non-solicitation covenant related to clients of the company; a 12-month non-solicitation of employees covenant; and a 12-month non-competition covenant.
Post-Employment Compensation
401(k) Plan Benefits
Our executive officers are eligible to participate in our 401(k) plan on the same terms as our other employees. Our 401(k) plan is a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 and completed 90 days of continuous employment, are eligible to participate in the 401(k) plan.
Participants are permitted to make salary reduction contributions to the 401(k) plan of up to 100% of their salary, up to a maximum of $18,500 ($24,500 for employees over 50 years of age) and $18,000 ($24,000 for employees over 50 years of age) for each of calendar years 2018 and 2017, respectively. We match each contribution in an amount equal to 100% of the participant’s 401(k) deferrals for the year up to 4% of their salary, provided the participant must contribute a minimum of 4% of his or her salary as a condition to receiving the matching contribution. All contributions made by participants are before-tax contributions. All participant contributions and earnings are fully and immediately vested.
Participants may invest amounts contributed to their 401(k) plan accounts in one or more investment options available under the 401(k) plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement that provides information regarding, among other things, the market value of all investments and contributions made to the 401(k) plan on the participant’s behalf.

Other Stock Benefit Plans
In addition to our 2018 Equity Incentive Plan, directors, officers and other employees of the Company and its subsidiaries were previously eligible to participate in our equity incentive plans, including the Company’s 2004 Stock Option and Incentive Plan, the 2004 Recognition and Retention Plan and the 2008 Equity Incentive Plan (collectively, the “Prior Plans”). Eligible awards under the Prior Plans included, without limitation, stock options, stock appreciation rights, restricted stock and restricted stock units. Upon the death or disability of the participant or upon a change in control of Citizens, these awards become 100% exercisable or vested.
In fiscal 2018, the Prior Plans were terminated or expired. No awards will be made under these plans and shares of Common Stock available for issuance under the Prior Plans did not rollover into the 2018 Equity Incentive Plan. Awards currently outstanding under these plans will continue to remain outstanding in accordance with their terms.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2018, with respect to compensation plans under which shares of common stock were issued or available to be issued:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders	108,930	(1)	$10.15	308,779	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	108,930		$10.15	308,779

(1)
Represents (a) 81,700 shares of our Common Stock to be issued upon exercise of outstanding stock options under the 2008 Equity Incentive Plan, and (b) 27,230 shares of our Common Stock to be issued upon exercise of outstanding stock options under the 2004 Stock Option and Incentive Plan.

(2)	Represents 308,779 shares of our Common Stock available of issuance under the 2018 Equity Incentive Plan. No new awards may be granted under the Prior Plans.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee has appointed Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2019. Unless otherwise directed, proxies will be voted FOR the ratification of such appointment.
Although this appointment is not required to be submitted to a vote of our stockholders, our Board of Directors believes it appropriate as a matter of policy to request that our stockholders ratify the appointment. If stockholder ratification is not received, the Board of Directors will reconsider the appointment, and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the fiscal year if it determines that such a change would be in the Company’s best interests.
It is not expected that a representative of Baker Tilly Virchow Krause, LLP will be present at the Annual Meeting.
Citizens Management will be available to respond to relevant questions regarding the appointment of our auditor.
Vote Required for Approval
The approval of the ratification of Baker Tilly Virchow Krause, LLP requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved.
Board of Directors Recommendation
The Board of Directors recommends a vote FOR the ratification of Baker Tilly Virchow Krause, LLP as Citizens' independent registered public accounting firm for the fiscal year ending December 31, 2019.

PROPOSAL 3:
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
We believe that our compensation policies and procedures, which are reviewed and approved by our Compensation Committee, are designed to align our named executive officer’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are important to Citizens’ continued success. The Compensation Committee periodically reviews all elements of our executive compensation program and takes any steps it deems necessary to continue to fulfill the objectives of our compensation programs.
Stockholders are encouraged to carefully review the “Directors Meetings and Committees - Compensation Committee” and “Executive Compensation” sections of this Proxy Statement for a detailed discussion of our executive compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our executive officers and other managers with the interests of our stockholders. This includes equity awards, with long-term vesting requirements based on the executive officers achieving company goals and objectives.
We believe stockholders should consider the following in determining whether to approve this proposal:

•	Each member of Citizens’ Compensation Committee is independent under the applicable standards of NASDAQ;

•	The Compensation Committee continually monitors our performance and adjusts compensation practices accordingly;

•	The Compensation Committee regularly assesses our individual and total compensation programs against peer companies, the general marketplace and other industry data points;

•	We have maintained base salaries for our named executive officers at modest levels and increased base salaries in line with our peers;

•	We do not offer supplemental retirement benefits to any of our named executive officers; and

•
Our employment agreements with Mr. Bianchi and Mr. Broucek provide for a “double-trigger” rather than a “single-trigger” condition regarding the compensation and benefits received in connection with a qualifying termination in the event of a “change in control.”

Congress has enacted requirements commonly referred to as “say on pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules under Section 14A of the Exchange Act, we are asking that the stockholders vote in favor of the following resolution:
“Resolved, that the stockholders of Citizens Community Bancorp, Inc. approve the compensation of Citizens’ named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
Because this stockholder vote is advisory, it will not be binding on the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required for Approval
The approval of the non-binding advisory proposal on our executive compensation described in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved.
Board of Directors Recommendation
The Board of Directors recommends a vote FOR the non-binding advisory resolution approving our executive compensation.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K
We are required to file an annual report, called a Form 10-K, with the SEC. A copy of our Transition Report on Form 10-K for the transition period ended December 31, 2018 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written requests should be directed to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders, unless the affected stockholder has provided contrary instructions. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Citizens stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Written requests should be directed to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, or call 715-839-4681. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.
STOCKHOLDER PROPOSALS
Any stockholder who desires to submit a proposal for inclusion in our proxy statement (our “2020 Proxy Statement”) for our 2020 annual meeting (the “2020 Annual Meeting”) in accordance with Rule 14a-8 must submit the proposal in writing to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701. We must receive a proposal by December 17, 2019 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider it for inclusion in our 2020 Proxy Statement.
Stockholder proposals that are not intended to be included in the proxy materials for our 2020 Annual Meeting, but that are to be presented by the stockholder from the floor are subject to the advance notice provisions in our Bylaws. According to our Bylaws, in order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must be received at our principal offices after February 7, 2020 (120 days prior to the anniversary of this annual meeting of stockholders) and before March 8, 2020 (90 days prior to the anniversary of this annual meeting of stockholders), except with respect to director nominations. The notice must set forth the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business, as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Company’s capital stock that are beneficially owned or of record by such stockholder and the underlying beneficial owner, if different; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
Stockholder proposals related to director nominations under our Bylaws must be received at our principal offices not less than ninety (90) days prior to the date of the meeting; provided, however, that if less than one hundred (100) days’ notice or prior disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made by the Company, whichever shall first occur. The stockholder’s notice must comply with the same requirements for the notice described above for proposals other than in connection with director nominations, must be in writing and shall set forth: (a) as to each person whom such stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation, (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, if different; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in his, her or its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director of Citizens if elected.
If the notice does not comply with the requirements set forth in our Bylaws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2020 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS
Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.
BY ORDER OF THE BOARD OF DIRECTORS

Stephen M. Bianchi,
President and Chief Executive Officer, Chairman of the Board
Eau Claire, Wisconsin
April 15, 2019

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

CITIZENS COMMUNITY BANCORP, INC.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

1. Election of Directors — FOR ☐ WITHHELD ☐ FOR ALL EXCEPT ☐

   (1) Stephen Bianchi
   (2) James Lang
   (3) James Moll

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and Strike a line through that nominee's name in the list above)

3. Advisory resolution to approve executive compensation. — FOR ☐ AGAINST ☐ ABSTAIN ☐

4. In the named proxies discretion to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature________________________ **Signature, if held jointly**________________________ **Date**__________**, 2019**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our 2018 Annual Report to Stockholders are available at https://www.cstproxy.com/ccf/2019

The undersigned acknowledges receipt from Citizens Community Bancorp, Inc. prior to execution of this proxy of the Notice of Annual Meeting, the Proxy Statement for the 2019 Annual Meeting and the 2018 Annual Report to Shareholders.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CITIZENS COMMUNITY BANCORP, INC.

The undersigned hereby appoints Stephen M. Bianchi and James S. Broucek, and each of them, as the official Proxy Committee of the Board of Directors, each with full powers of substitution, as attorneys and proxies for the undersigned, with each having the right to vote individually and act without the other, with respect to all shares of common stock of Citizens Community Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders ("Meeting"), to be held at the Holiday Inn Eau Claire at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Thursday, June 6, 2019, at 4:00 p.m. local time, and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1 - 3.

Should a director nominee be unable to serve as a director, an event that Citizens Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY INDICATION IS MADE,THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of Citizens Community Bancorp, Inc., on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy (submitted through the mail) relating to the same shares of Citizens Community Bancorp, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

(continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

401(K) PLAN VOTE AUTHORIZATION CITIZENS COMMUNITY BANCORP, INC.

✉ **MAIL** – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this [X]

REVOCABLE PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

1. Election of Directors — FOR ☐ WITHHELD ☐ FOR ALL EXCEPT ☐
   - (1) Stephen Bianchi
   - (2) James Lang
   - (3) James Moll

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and Strike a line through that nominee's name in the list above)

3. Advisory resolution to approve executive compensation. — FOR ☐ AGAINST ☐ ABSTAIN ☐

4. In the named proxies discretion to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2019**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our 2018 Annual Report to Stockholders are available at https://www.cstproxy.com/ccf/2019

The undersigned acknowledges receipt from Citizens Community Bancorp, Inc. prior to execution of this proxy of the Notice of Annual Meeting, the Proxy Statement for the 2019 Annual Meeting and the 2018 Annual Report to Shareholders.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONFIDENTIAL - 401(K) PLAN VOTE AUTHORIZATION
CITIZENS COMMUNITY BANCORP, INC.

The undersigned hereby appoints Stephen M. Bianchi and James S. Broucek, and each of them, as the official Proxy Committee of the Board of Directors, each with full powers of substitution, as attorneys and proxies for the undersigned, with each having the right to vote individually and act without the other, with respect to all shares of common stock of Citizens Community Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders ("Meeting"), to be held at the Holiday Inn Eau Claire at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Thursday, June 6, 2019, at 4:00 p.m. local time, and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1 - 3.

Should a director nominee be unable to serve as a director, an event that Citizens Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY INDICATION IS MADE,THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of Citizens Community Bancorp, Inc., on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy (submitted through the mail) relating to the same shares of Citizens Community Bancorp, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

(continued and to be marked, dated and signed, on the other side)